UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 20, 2024

LuxUrban Hotels Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41473	82-3334945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

212 Biscayne Blvd, Suite 253, Miami, Florida	33137
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 723-7368

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	LUXH	The Nasdaq Stock Market LLC
13.00% Series A Cumulative Redeemable Preferred Stock, $0.00001 par value per share	LUXHP	The Nasdaq Stock Market LLC

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 20, 2024, LuxUrban Hotels Inc. (the “Company”) received a written notice (the “Notice”) from the staff of the listing qualifications department (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with Listing Rule 5250(c)(1) of Nasdaq’s continued listing standards because the Company did not timely file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 (the “Quarterly Report”, such noncompliance with Listing Rule 5250(c)(1) the “Filing Delinquency”). The Notice stated that under Nasdaq rules, the Company has 60 calendar days (or until Monday, October 21, 2024) to submit a plan to regain compliance. If Nasdaq accepts the Company’s plan, Nasdaq can grant an exception of up to 180 calendar days from the Quarterly Report’s original due date, which 180 day period would end on February 18, 2025, to regain compliance. The Company can regain compliance with Nasdaq’s continued listing standards at any time before such dates by filing the Quarterly Report with the SEC and any other subsequent reports that are required to be filed during the cure period.

On August 23, 2024, the Company received a determination letter (the “Letter”) from of the Staff, indicating that in light of the Company’s bid price deficiency under to Nasdaq Listing Rule 5550(a)(2), as previously disclosed by the Company in the Current Report on Form 8-K filed with the SEC on June 17, 2024, and the Staff’s determination that, as of August 22, 2024, the Company’s common stock had a closing bid price of $0.10 or less for ten consecutive trading days and therefore the Company is subject to the provisions contemplated under Listing Rule 5810(c)(3)(A)(iii) (the “Low Priced Stocks Rule”), the Staff has determined to delist the Company’s securities from The Nasdaq Capital Market (the “Determination”), and that the Company may appeal the Determination to a Nasdaq hearings panel (“Hearing Panel”) pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series.

The Letter further noted that, in light of the Determination, the Filing Delinquency now becomes an additional basis for delisting pursuant to Listing Rule 5810(d)(2), and, as such, the Company should address this concern before a Hearings Panel if it appeals the Staff’s determination, rather than proceeding as stated in the Notice.

The Letter stated that unless the Company requests an appeal of the Determination by August 30, 2024, trading of the Company’s common stock and preferred stock will be suspended at the opening of business on September 4, 2024, and a Form 25-NSE will be filed with the SEC, which will remove the Company’s securities from listing and registration on Nasdaq.

The Company intends to appeal the determination described in the Letter by August 30, 2024. The Letter states that hearings are typically scheduled to occur approximately 30-45 days after the date of the hearing request, and a hearing request will stay the suspension of the Company’s securities and the filing of the Form 25-NSE. The Company will be asked to provide the Hearings Panel with a plan to regain compliance, which plan the Company is in the process of preparing.

The Letter has no immediate effect on the listing of the Company’s securities on Nasdaq. There can be no assurance, however, that the Company will be successful in its appeal to the Hearings Panel or be able to regain compliance with the listing standards discussed above.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits:

Exhibit	Description
104	Cover Page Interactive Data File (formatted in Inline XBRL).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 23, 2024	LUXURBAN HOTELS INC.

	By:	/s/ Michael James
Michael James
Chief Financial Officer

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